SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SKECHERS U.S.A., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Stockholder Return Performance Presentation
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDERS’ PROPOSALS
OTHER BUSINESS

SKECHERS U.S.A., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       You are cordially invited to attend the Annual Meeting of Stockholders of SKECHERS U.S.A., INC., a Delaware corporation (the “Company”), to be held at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 on May 31, 2002, at 10:00 a.m., Pacific Time.

      The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

1.	To elect two members to the Board of Directors to serve for a three-year term as Class III Directors;

2.	To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 19, 2002 as the record date for determining those stockholders who will be entitled to vote at the meeting.

      Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: April 30, 2002

FOR THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

SKECHERS U.S.A., INC.

PROXY STATEMENT

For Annual Meeting to be Held
May 31, 2002, at 10:00 a.m. Pacific Time

       This proxy statement is delivered to you by Skechers U.S.A., Inc. (the “Company” or “Skechers”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on May 31, 2002 at 10:00 a.m. Pacific Time at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 1, 2002. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein and for the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2002. Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting. The Company’s principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

      The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

      The Company’s Annual Report to Stockholders for the year ended December 31, 2001, is concurrently being provided to each stockholder.

      Holders of Class A Common Stock and Class B Common Stock of record at the close of business on April 19, 2002 will be entitled to vote at the Meeting. There were 15,717,005 shares of Class A Common Stock and 21,246,777 shares of Class B Common Stock outstanding at that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and the presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent accountants. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, with each class serving a three-year term and thereafter until their successors are duly elected and qualified or until death, resignation or removal. One class of directors is elected annually at the Annual Meeting of Stockholders. The Company’s Bylaws currently provide for a variable Board of Directors with a range of between five and nine members. The Company currently has seven members on its Board of Directors. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors.

      Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Richard Siskind and Geyer Kosinski who are currently members of the Company’s Board of Directors. The Company has been advised by Richard Siskind and Geyer Kosinski of their availability and willingness to serve if elected. In the event that Richard Siskind or Geyer Kosinski becomes unavailable or unable to serve as a member of the Company’s Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

      The following table sets forth certain information with respect to the nominees to the Board of Directors of the Company.

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Richard Siskind(1)	56	Class III (2002)	Director
Geyer Kosinski(1)	35	Class III (2002)	Director

(1)	Member of the Audit and Compensation Committees

      Richard Siskind has served as a member of the Board of Directors of the Company since June 1999. Since May 1998, Mr. Siskind has served as President, Chief Executive Officer and a member of the Board of Directors of Stage II Apparel Corp. (AMEX:SA), which changed its name to JKC Group, Inc. (AMEX:JKC) in April 2002. In 1991, Mr. Siskind founded R. Siskind & Company, a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers, and he is its sole shareholder, Chief Executive Officer, President and sole member of its Board of Directors.

      Geyer Kosinski has served as a member of the Board of Directors since November 2001. Since 1997, Mr. Kosinski has been a Managing Partner and co-owner of Industry Entertainment, a talent management and production company that promotes feature films and television shows and manages over 100 actors, writers and directors. From 1992 to 1997, Mr. Kosinski was an agent at The William Morris Agency, representing talent including George Clooney, Robert Downey, Jr., Kevin Spacey, Angelina Jolie and Billy Bob Thornton, and packaging such movies as Sling Blade and Albino Alligator.

Directors Not Standing for Election

      The members of the Board of Directors who are not standing for election at this year’s Annual Meeting of Stockholders are set forth below.

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Robert Greenberg	62	Class I (2003)	Chairman of the Board and Chief Executive Officer
Thomas J. Poletti(1)	44	Class I (2003)	Director
Michael Greenberg	39	Class II (2004)	President and Director
Jeffrey Greenberg	34	Class II (2004)	Vice President of Electronic Media and Director
David Weinberg	51	Class II (2004)	Executive Vice President, Chief Financial Officer and Director

(1)	Member of the Audit and Compensation Committees

      Robert Greenberg has served as the Chairman of the Board and Chief Executive Officer of the Company since October 1993. From 1979 to 1992, Mr. Greenberg was the Chairman of the Board and President of L.A. Gear, Inc. (“L.A. Gear”), an athletic and casual footwear and apparel company.

      Thomas J. Poletti has served as a member of the Board of Directors since January 2002. Mr. Poletti is a partner at the law firm of Kirkpatrick & Lockhart LLP and has practiced law at Kirkpatrick & Lockhart LLP and its Los Angeles-based predecessor, Freshman, Marantz, Orlanski, Cooper & Klein since 1984 where he has served as a partner for the last 14 years.

      Michael Greenberg has served as the President and a member of the Board of Directors of the Company since its inception in 1992, and from June 1992 to October 1993, he was Chairman of the Board. From 1989 to 1992, Mr. Greenberg was the National Sales Manager of L.A. Gear. Previously, from 1986 to 1989, he was the Regional Sales Manager of L.A. Gear for the West Coast, and from 1984 to 1986, he was an account representative for the West Coast at L.A. Gear.

      Jeffrey Greenberg has served as a member of the Board of Directors of the Company since September 2000 and Vice President of Electronic Media of the Company since January 1998. Previously, Mr. Greenberg served as Chief Operating Officer, Secretary and a member of the Board of Directors of the Company from June 1992 to July 1998 and as Chief Executive Officer from June 1992 to October 1993.

      David Weinberg has served as Chief Financial Officer of the Company since October 1993 and Executive Vice President and a member of the Board of Directors since July 1998. From June 1989 to September 1992, Mr. Weinberg served as Vice President, Credit and Collections at L.A. Gear.

Compensation of Directors

      The Company pays its non-employee directors annual compensation of $15,000 for their services, which is paid quarterly. In addition, non-employee directors receive a fee of $1,000 for each meeting attended. Non-employee directors attending any committee meeting receive an additional fee of $750 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors, in which case they receive no additional compensation for the committee meeting. Non-employee directors are also reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Officers of the Company who are members of the Board of Directors are not paid any directors’ fees.

Committees and Attendance at Board Meetings

      One meeting of the Board of Directors was held in 2001. Each director attended all meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such director served. Mr. Kosinski was appointed to the Board of Directors on October 2, 2001 to replace John Quinn who resigned from the Board of Directors on that date. Mr. Poletti was appointed to the Board of Directors on January 1, 2002 to replace Robert Siegel who resigned from the Board of Directors on that date.

      The Audit Committee, established by the Board of Directors on June 3, 1999, reviews the scope of auditing activities performed by the Company’s independent accountants. The purpose of the Audit Committee is to recommend engagement of the Company’s independent auditors, to approve the services performed by such auditors, to consult with such auditors and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s control procedures and personnel. The Audit Committee met 4 times during 2001.

      The Compensation Committee was also established by the Board of Directors on June 3, 1999. The purpose of the Compensation Committee is to review and approve the compensation benefits and severance arrangements for the Company’s officers and other employees, administer the Company’s stock option and stock purchase plans and make recommendations to the Board of Directors regarding such matters. The Compensation Committee met once during 2001.

      The Board of Directors does not presently have a nominating committee.

Executive Officers

      The following table sets forth certain information with respect to the executive officer of the Company who is not also a director. For information concerning Robert Greenberg, Michael Greenberg and David Weinberg, see “Election of Directors — Directors Not Standing for Election.”

Name	Age	Position

Philip G. Paccione	40	General Counsel; Executive Vice President, Business Affairs; Corporate Secretary
Mark Nason	40	Executive Vice President, Merchandising
Joe Phillips	50	Executive Vice President, Domestic Sales

      Philip G. Paccione has served as Executive Vice President, Business Affairs since February 2000, Corporate Secretary since July 1998, and General Counsel of the Company since May 1998. Before joining the Company and since June 1997, Mr. Paccione was an attorney at the law firm of Riordan & McKinzie, in Los Angeles, and from May 1996 to June 1997 he was a sole practitioner of law. Mr. Paccione also practiced law at the law firm of Gartner & Young from December 1994 to May 1996 and at the law firm of Kelley, Drye & Warren from June 1991 to December 1994.

      Mark Nason has served as our Executive Vice President, Merchandising since March 2002. From January 1998 to March 2002, Mr. Nason served as our Vice President, Retail and Merchandising, and from December 1993 to January 1998, he served as our Director of Merchandising and Retail Development. From January 1981 through November 1993, Mr. Nason was employed in various capacities, including General Merchandising Manager, Director of Visual Merchandising and Buyer at Track ‘n Trail.

      Joe Phillips has served as our Executive Vice President, Domestic Sales since March 2002, and from January 2001 to March 2002, he served as our Vice President, Sales. From 2000 to 2001, Mr. Phillips served as President and Chief Executive Officer at Jeremy’s Microbatch Ice Creams (OTC:JMIC), where he was brought in to restructure and stabilize the company, and from 1999 to 2000, he served as a general management consultant for Life Is Good. From 1994 to 1998, Mr. Phillips served as Senior Vice President of Sales and General Manager at Champion Products, Inc.

      Robert Greenberg is the father of Michael Greenberg and Jeffrey Greenberg; other than the foregoing, no family relationships exist between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation earned by the Company’s Chief Executive Officer and each of the other executive officers whose annual salary and bonus during 1999, 2000 and 2001 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Awards

				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	(1)	Options(#)	($)

Robert Greenberg(2)	2001	500,000	500,109	7,822	—	7,082(3)
Chairman of the Board;	2000	500,000	500,000	—	—	6,240(3)
Chief Executive Officer	1999	250,000	—	33,596	—	5,161(3)
Michael Greenberg	2001	350,000	1,162,895	16,692	—	12,866(4)
President	2000	350,000	516,000	10,800	60,000	13,779(4)
	1999	350,000	165,000	11,745	—	12,303(4)
David Weinberg	2001	250,000	987,895	20,782	110,000	9,832(5)
Executive Vice President;	2000	250,000	456,992	—	70,000	11,301(5)
Chief Financial Officer	1999	250,000	150,000	9,108	—	12,303(5)
Philip Paccione	2001	165,000	165,107	—	40,000	6,427(6)
General Counsel; Executive	2000	165,000	125,217	—	30,000	7,910(6)
Vice President, Business Affairs; and Corporate Secretary	1999	154,538	50,000	—	22,650	4,800(6)

(1)	Represents the amount of an automobile lease for the benefit of each executive officer. With respect to Robert Greenberg in 1999, represents purchase of an automobile owned by the Company for use by Mr. Greenberg. With respect to Robert Greenberg, excludes rental payments of $16,200 in 2000 and $12,000 in 1999 made by the Company directly to landlord regarding property used primarily for corporate purposes but which is leased under the individual’s name. With respect to David Weinberg, excludes rental payments of $48,000 in each of 2001 and 2000 and $18,000 in 1999 made by the Company directly to landlord as regarding property used primarily for corporate purposes but which is leased under the individual’s name.

(2)	Did not receive any salary for 1999 prior to the employment agreement being entered into on June 14, 1999.

(3)	Represents health and life insurance payments for 2001, 2000 and 1999, respectively.

(4)	Represents health and life insurance payments of $9,828, $8,679 and $7,503, and contributions of $3,038, $5,100 and $4,800 by the Company under its 401(k) Plan for 2001, 2000 and 1999, respectively.

(5)	Represents health and life insurance payments of $6,794, $6,201 and $7,503, and contributions of $3,038, $5,100 and $4,800 by the Company under its 401(k) Plan for 2001, 2000 and 1999, respectively.

(6)	Represents health and life insurance payments of $3,389 and $2,810 for 2001 and 2000, respectively, and contributions of $3,038, $5,100 and $4,800 by the Company under its 401(k) Plan for 2001, 2000 and 1999, respectively.

Employment Agreements

      Each of Robert Greenberg, Michael Greenberg and David Weinberg entered into an employment agreement with the Company, which was effective as of June 14, 1999. The employment agreements each have an initial term expiring three years from the effective date of each such agreement. Each officer is entitled to an annual base salary and an annual bonus based on certain objective performance criteria of the Company. The annual base salary for Robert Greenberg, Michael Greenberg and David Weinberg is

$500,000, $350,000 and $250,000, respectively. For calendar year 2001, each officer received an annual bonus based on certain objective performance criteria of the Company. The annual bonus for calendar year 2001 for each of Robert Greenberg, Michael Greenberg and David Weinberg was $500,109, $1,162,895 and $987,895, respectively.

      Each of Robert Greenberg, Michael Greenberg and David Weinberg entered into an amendment to their respective employment agreements with the Company on February 29, 2000. For calendar year 1999, each executive officer agreed to forego his annual bonus based on the Company’s return on equity, and in lieu thereof, Michael Greenberg and David Weinberg agreed to annual cash bonuses of $165,000 and $150,000, respectively. Robert Greenberg did not receive an annual cash bonus for calendar year 1999.

      Each of the three executive officers agrees not to compete, directly or indirectly, with the Company or disclose confidential information regarding the Company during the term of their respective agreements; provided that each of them may own less than 5% of the stock of a public company that competes with the Company. The employment agreements entitle the executive officers to participate in the Company’s Stock Option Plan and to receive certain insurance and other employee benefits established by the Company for its employees.

      If an executive officer’s amended employment agreement is terminated by the officer without good reason, by mutual agreement, upon death of the officer, or for cause, which includes any dishonest act, commission of a crime, material injury to the Company’s financial condition or business reputation or malfeasance, misfeasance or non-feasance, then the officer will receive, through the date of termination, (i) his base salary, (ii) any bonus due and (iii) any benefits under the agreement. If the executive officer is terminated without cause or the officer terminates the employment agreement for good reason, which includes the Company’s breach of a material term without cure or diminution of the officer’s duties without his consent, then the officer will receive, for the remainder term of the agreement, (i) his base salary, (ii) performance-based bonus and (iii) any benefits under the agreement. During a period of total disability, the executive officer will receive his base salary, less any amounts paid under insurance policies provided by the Company, for the remaining term of the employment agreement. The Company has agreed that upon any merger, reorganization, sale or disposition of assets or otherwise, the successor company will be required to assume each awarded employment agreement.

Stock Option Plan

      In January 1998, the Company’s Board of Directors and stockholders adopted the Stock Option Plan, which provides for the grant of qualified incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), deferred stock and restricted stock awards (“Awards”). The Stock Option Plan may be administered by either the Board of Directors or a committee of directors appointed by the Board of Directors (the “Committee”). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any ISO granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Class A Common Stock) of the fair market value of the shares of Class A Common Stock at the time the option is granted. The exercise price for any NQSO granted under the Stock Option Plan may not be less than 85% of the fair market value of the shares of Class A Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

      The Stock Option Plan originally authorized the grant of options to purchase, and Awards of, an aggregate of up to 5,215,154 shares of the Company’s Class A Common Stock. By action at the Annual Meeting of Stockholders on June 1, 2001, the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan was increased by an additional 3,000,000 shares so that the Stock Option Plan authorizes the grant of options to purchase and awards of an aggregate of up to 8,215,154 shares of the Company’s Class A Common Stock. The number of shares reserved for issuance under the Stock

Option Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

      Under the Stock Option Plan, the Company may make loans available to stock option holders, subject to the Committee’s approval, in connection with the exercise of stock options granted under the Stock Option Plan. If shares of Class A Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

      No options or Awards may be granted under the Stock Option Plan after January 14, 2008, provided that the Company’s Board of Directors does not otherwise amend or terminate the Stock Option Plan prior to such date.

      Options granted under the Stock Option Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

      The exercise price of any option granted under the Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company’s Class A Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

      The Board of Directors may from time to time revise or amend the Stock Option Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant’s consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

      In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Stock Option Plan will be forgiven. A “change of control” occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50 or more of the combined voting power of the Company’s securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company’s assets.

      As of March 31, 2002, options to purchase 4,426,657 shares of Class A Common Stock were outstanding at a per share exercise price ranging from $2.78 to $29.45. The Company has 2,212,266 shares of Class A Common Stock underlying options available for grant.

Options Granted in 2001

      The following table sets forth information concerning individual grants of stock options in 2001 to the Named Executive Officers:

	Options Granted in 2001

	Individual Grants
					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	Percent of			of Stock Price Appreciation
	Underlying	Total Options	Exercise or		for Option Term(5)
	Options	Granted to	Base Price	Expiration
Name	Granted(#)	Employees(2)(%)	($/Sh)(3)	Date(4)	5%($)	10%($)

Robert Greenberg	—	—	—	—	—	—
Michael Greenberg	—	—	—	—	—	—
David Weinberg	50,000(1)	2.33	15.50	1/1/11	487,393	1,235,150
	30,000(1)	1.40	24.00	4/1/11	452,804	1,147,494
	30,000(1)	1.40	10.58	11/6/11	199,611	505,854
Philip Paccione	10,000(1)	0.47	15.50	1/1/11	97,479	247,030
	10,000(1)	0.47	24.00	4/1/11	150,935	382,498
	20,000(1)	0.93	10.58	11/6/11	133,074	337,236

(1)	Twenty-five percent of the options vested immediately on the date of grant and the remaining options vest 25% per year on each anniversary of the date of grant.

(2)	The total number of options granted to the Company’s employees (not including 30,000 shares underlying options granted to non-employee directors) during 2001 was 2,147,880.

(3)	The exercise price per share of options granted represents the fair market value of the underlying shares of Class A Common Stock on the date the options were granted.

(4)	Such stock options expire ten years from the date of grant or earlier upon termination of employment.

(5)	In order to comply with the rules of the Securities and Exchange Commission, the Company is including the gains or “option spreads” that would exist for the respective options that the Company granted to the Named Executive Officers. The Company calculated these gains by assuming an annual compound stock price appreciation of 5% and 10% from the date of the option grant until the termination date of the option. These gains do not represent the Company’s estimate or projection of the future price of the Class A Common Stock.

Aggregated Option Exercises in 2001 and 2001 Year-End Option Values

      The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2001.

	Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-The-Money Options
	Shares		at December 31, 2001		at December 31, 2001(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Robert Greenberg	—	—	—	—	—	—
Michael Greenberg	17,500	465,313	12,500	30,000	20,250	93,913
David Weinberg	190,042	4,839,232	61,064	187,036	447,948	1,061,531
Philip Paccione	19,530	387,400	14,530	58,590	44,699	179,408

(1)	The value of the unexercised “in-the-money” options is based on the fair market value of $14.62 as of December 31, 2001, minus the exercise price, multiplied by the numbers of shares underlying the option.

Employee Stock Purchase Plan

      The Company’s 1998 Employee Stock Purchase Plan (the “1998 Purchase Plan”) was adopted by the Company’s Board of Directors and stockholders in July 1998 and amended by its Board of Directors in June 2000. The 1998 Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, twelve month offering periods. Each offering period includes two six-month purchase periods. The offering periods generally start on the first trading day on or after January 1 and July 1 of each year. The initial offering period commenced on July 1, 1999. A total of 2,781,415 shares of Class A Common Stock was initially reserved for issuance under the 1998 Purchase Plan, which is adjusted annually for increases equal to the lesser of (i) 1,000,000 shares, (ii) 1% of the outstanding shares of Class A Common Stock on such date, or (iii) such lesser amount as may be determined by the Company’s Board of Directors.

      Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after the grant of a stock purchase right owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under the 1998 Purchase Plan.

      The 1998 Purchase Plan permits participants to purchase Class A Common Stock through payroll deductions of up to 15% of the participant’s “compensation.” Compensation is defined as the participant’s base straight time gross earnings, including commissions, payments for overtime, incentive bonuses and performance bonuses. Amounts deducted and accumulated by the participant are used to purchase shares of Class A Common Stock at the end of each purchase period. The price of stock purchased under the 1998 Purchase Plan is 85% of the lower of the fair market value of the Class A Common Stock at the beginning of the offering period or at the end of the purchase period. The maximum number of shares a participant may purchase during a single offering period is determined by dividing $25,000 by the fair market value of a share of the Company’s Class A Common Stock on the first day of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

      Rights granted under the 1998 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1998 Purchase Plan.

      The 1998 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets, each outstanding stock purchase right may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding stock purchase right, the offering period then in progress will be shortened and a new purchase date will be set so that shares of Class A Common Stock are purchased with the participant’s accumulated payroll deductions prior to the effective date of such transaction.

      The Board of Directors has the authority to amend or terminate the 1998 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1998 Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board determines that the termination of the 1998 Purchase Plan is in the best interests of the Company and its stockholders. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the 1998 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. Unless terminated sooner by the Board of Directors, the 1998 Purchase Plan will terminate on June 30, 2008.

      As of March 31, 2002, 493,378 shares of the Company’s Class A Common Stock had been purchased by the Company’s employees at the average price of $6.13 per share, which was an aggregate purchase price of $3,023,000.

401(k) Plan

      The Company has in place a contributory retirement plan (the “401(k) Plan”) for all full time employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary and the Company may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account at the end of each plan year. Under the 401(k) Plan, employees may elect to enroll on January 1 and July 1 of any plan year, provided that they have been employed by the Company for at least one year. The 401(k) Plan was amended in April 2001 to allow employees to enroll after six months of service.

      Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the Company’s discretion. Company matching contributions are made at the discretion of the Company. The Company’s contributions to the 401(k) Plan in 2001, 2000 and 1999 were $703,000, $500,000 and $259,000, respectively. As its contribution to the 401(k) Plan in 2001, the Company issued 48,072 shares of its Class A common stock, which contain certain restrictions regarding the subsequent sale of those shares.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee consists of Messrs. Kosinski, Poletti and Siskind. Until April 16, 2002, Robert Greenberg served on the board of directors and the compensation committee of Stage II Apparel Corp., whose President and Chief Executive Officer is Richard Siskind. Other than as described above, none of the executive officers of the Company serves on the board of directors or on the compensation committee of any other entity, which has officers who serve on the Company’s Board of Directors or on the Company’s Compensation Committee.

Report of the Audit Committee

      The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is currently comprised of three independent directors and acts under a written Audit Committee Charter adopted by the Board of Directors on May 31, 2000. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and listing standards of the New York Stock Exchange.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

      During the fiscal year ended December 31, 2001, the Company retained KPMG LLP to provide services as follows:

	Financial Information Systems Design
Audit Fee	and Implementation Fee	All Other Fees

$279,000	$0	$1,252,000

      The Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence and has concluded it has.

      Based on review and the discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Geyer Kosinski
Thomas J. Poletti
Richard Siskind

Report of the Compensation Committee

      The Compensation Committee of the Company’s Board of Directors administers the policies governing the Company’s executive compensation program. All issues pertaining to executive compensation are reviewed by the Compensation Committee and approved by the Company’s Board of Directors. The Compensation Committee is comprised solely of three independent directors.

      The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company’s competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation.

      The Company’s executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company’s earnings as well as to value received by its stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company’s industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company’s level of annual and long-term performance.

      Each executive officer’s compensation is comprised of up to three principal components: base salary, bonus and any stock options or Awards granted pursuant to the Company’s Stock Option Plan. Base salary and bonus are determined by the executive officer’s employment agreement or executive management and are reviewed at least annually by the Compensation Committee. See “Executive Compensation” for a description of the allocation of base salary and bonus. Robert Greenberg, Michael Greenberg, David Weinberg and Philip Paccione each received an annual bonus based on certain objective performance criteria of the Company for 2001 of $500,109, $1,162,895, $987,895 and $165,107, respectively. The Compensation Committee believes that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company and to the total return of the Company’s stock, both on an absolute basis and relative to similar companies. The Company uses stock options to align the long-range interests of its executive officers with the interests of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer’s position with the Company, overall individual performance, the Company’s performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

      The Compensation Committee applies the foregoing principles and policies in examining the compensation of Robert Greenberg, the Company’s Chief Executive Officer. The Compensation Committee believes that Mr. Greenberg, as Chief Executive Officer, significantly and directly influences the Company’s overall performance. Pursuant to his amended employment agreement with the Company, the Chief Executive Officer’s compensation for 2001 consisted of a base salary of $500,109.

      Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs that will maximize the Company’s tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interest of the Company and its stockholders.

      The Compensation Committee will review the Company’s existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company’s existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

      The Compensation Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

Respectfully submitted,

Geyer Kosinski
Thomas J. Poletti
Richard Siskind

Stockholder Return Performance Presentation

      The following graph demonstrates from June 9, 1999 to December 31, 2001, a comparison of cumulative total returns for Skechers’ Class A Common Stock, the Standard & Poor’s 500 Stock Index, and the Standard & Poor’s Shoes Index. The graph assumes an investment of $100 on June 9, 1999 in each of the Company’s Class A Common Stock, and on May 31, 1999 in the stocks comprising the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Shoes Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN

AMONG SKECHERS USA, INC., THE S & P 500 INDEX
AND THE S & P FOOTWEAR INDEX

      The Standard & Poor’s Shoes Index consists of NIKE and Reebok International. The Standard & Poor’s Shoe Index includes companies in one major line of business in which the Company competes. The index does not encompass all of the Company’s competitors nor all product categories and lines of business in which the Company is engaged.

      The stock performance of the Company’s Class A Common Stock shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to its future stock performance.

Company/Index/
Market	6/9/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01

SKECHERS USA, INC.	$100.00	$95.45	$43.18	$34.66	$64.21	$143.75	$137.50	$140.91	$218.18	$265.73	$106.18	$132.91
S & P 500	100.00	105.55	98.96	113.68	116.29	113.20	112.11	103.33	91.08	96.41	82.26	91.05
S & P FOOTWEAR	100.00	106.46	91.27	79.37	64.48	67.08	68.55	96.06	71.76	76.58	80.52	97.49

ASSUMES $100 INVESTED ON 6/9/99 IN STOCK OR ON 5/31/99 IN INDEX — INCLUDING

REINVESTMENT OF DIVIDENDS.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent stockholders were satisfied by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by the Greenberg Family Trust and Michael Greenberg, President of the Company, are subject to certain registration rights. The Company entered into a registration rights agreement with the Greenberg Family Trust and Michael Greenberg pursuant to which the Company agreed that it will, on up to two separate occasions per year, register up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each such stockholder in any one year, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. The Company also agreed that, if it shall cause to be filed with the Securities and Exchange Commission a registration statement, each such stockholder shall have the right to include up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each of them in such registration statement provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. All expenses of such registrations shall be at the Company’s expense.

      Thomas J. Poletti, a director of the Company, is a partner of the law firm of Kirkpatrick & Lockhart, LLP which provides legal services to the Company. The Company paid $252,000 to Kirkpatrick & Lockhart, LLP for legal services that were provided to the Company in 2001.

      The Company has entered into employment agreements with certain executive officers. See “Executive Compensation — Employment Agreements.”

      The Company believes that all of the foregoing transactions were on terms no less favorable than those that could have been received from unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of April 3, 2002 by (i) each director and nominated director of the Company, (ii) each of the Named Executive Officers, (iii) each person known to the Company to be beneficial owner of more than 5% of either class of the Common Stock and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned(2)

	Number of	Number of	Percent of	Percent of
	Class A	Class B	Class A	Class B
Name of Beneficial Owner(1)	Shares	Shares(3)	Shares	Shares

Robert Greenberg	—	15,947,366(4)	—	75.1%
Michael Greenberg	15,000(6)	1,455,579(5)	*	6.9
Jeffrey Greenberg	32,500(6)	954,208	*	4.5
David Weinberg	86,064(6)	—	*	—
Philip Paccione	22,030(6)	—	*	—
Geyer Kosinski	10,000(6)	—	*	—
Richard Siskin	25,000(6)	—	*	—
Thomas J. Poletti	10,000(6)	—	*	—
Kennedy Capital Management, Inc.	1,746,250(7)	—	11.1%	—
All directors, director nominees and executive officers as a group (10 persons)	277,978(6)	18,357,153	1.8%	86.4%

*	Less than 1.0%

(1)	To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set down opposite such person’s name. With the exception of Kennedy Capital Management, Inc., each of such persons may be reached at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

(2)	The percentage of total voting power is calculated using 15,685,687 shares of Class A Common Stock and 21,246,777 shares of Class B Common Stock that were outstanding on April 3, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 3, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(3)	The Class B Common Stock is convertible at any time into shares of the Class A Common Stock on a share-for-share basis. See “Certain Relationships and Related Transactions” for a description of transactions between the Greenberg Family Trust and the Company.

(4)	Includes shares of Class B Common Stock which Robert Greenberg, Chief Executive Officer and Chairman of the Board of the Company is deemed to beneficially own as a Trustee of the Greenberg Family Trust. M. Susan Greenberg, Robert Greenberg’s wife, is also a trustee of the Greenberg Family Trust and is also deemed to beneficially own all shares held by the Greenberg Family Trust.

(5)	Includes shares of Class B Common Stock which Michael Greenberg, President and a Director of the Company, is deemed to beneficially own as Trustee of the Michael and Wendy Greenberg Family Trust.

(6)	Represents shares of Class A Common Stock underlying options that are currently exercisable.

(7)	Information is based on a Schedule 13G filed with the SEC on February 15, 2002. Principal business office of Kennedy Capital Management, Inc. is located at 10829 Olive Blvd., St. Louis, MO 63141.

      As of April 3, 2002, Robert Greenberg, his children, and the Greenberg Family Trust beneficially own all of the Class B Common Stock and approximately 93.1% of the combined voting power of the Company’s capital stock. By virtue of this stock ownership, Robert Greenberg may be deemed to be a “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended, and the Greenberg Family Trust influences the election of Robert Greenberg. Michael Greenberg, the Company’s President, and Jeffrey Greenberg, both of whom are members of the Board of Directors of the Company, are each beneficiaries of the Greenberg Family Trust.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      For the 2001 fiscal year, KPMG LLP provided audit services which included examination of the Company’s annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Company’s Board of Directors has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2002. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

STOCKHOLDERS’ PROPOSALS

      Stockholders’ proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2003 must be received at the Company’s principal executive offices no later than January 1, 2003, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2003 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must, in accordance with the Company’s bylaws, deliver a copy of their proposal no later than the close of business on April 2, 2003 nor earlier than March 3, 2003. In either case, proposals should be delivered to Skechers U.S.A., Inc., 228 Manhattan Beach Blvd., Manhattan Beach, California 90266, Attention: Michael Greenberg, President. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

OTHER BUSINESS

      The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 30, 2002

Manhattan Beach, California

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders

SKECHERS U.S.A., INC.

May 31, 2002

â    Please Detach and Mail in the Envelope Provided    â

A	☒	Please mark your votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors	FOR all the nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees	Nominees:	Richard Siskind Geyer Kosinski
	☐	☐

2.	Ratify the appointment of KPMG LLP as independent accountants for the year ending December 31, 2002.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING        ☐

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT        ☐

Signature: _________________________________________	Signature, if held jointly _________________________________________	Dated: _____________, 2002
NOTE:	Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

SKECHERS U.S.A., INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2002, and hereby appoints Michael Greenberg and David Weinberg and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. to be held at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina Del Rey, California 90292, on Friday, May 31, 2002, at 10:00 a.m., Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)